UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K/A
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2015
___________________________
EDISON INTERNATIONAL
(Exact name of registrant as specified in its charter)
______________________________________

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
CALIFORNIA	001-9936	95-4137452

2244 Walnut Grove Avenue
(P.O. Box 976)
Rosemead, California 91770
(Address of principal executive offices, including zip code)
626-302-2222
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibit include forward-looking statements. Edison International based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International. Edison International has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q.

Item 7.01    Regulation FD Disclosure

This Form 8-K/A amends the Form 8-K filed by Edison International on May 26, 2015 in connection with the Bernstein’s Strategic Decisions Conference held on May 27, 2015 (the “Original 8-K”). Edison International is furnishing this
Form 8-K/A for the sole purpose of providing corrections to the presentation used in connection with the conference, which is furnished with this report on amended Exhibit 99.1. No other changes to the Original 8-K have been made.
Exhibit 99.1 is amended by correcting the Southern California Edison Company (“SCE”) Historical Rate Base, Rate Base Forecast, and Capital Expenditures Forecast slides of the presentation to add the correct dollar amounts at top of certain columns. SCE's historical rate base, rate base forecast, and capital expenditures forecast are not otherwise being changed or amended. The updated version of Exhibit 99.1 is attached hereto and supersedes Exhibit 99.1 to the Original Form 8-K in its entirety.
The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

Item  9.01    Financial Statements and Exhibits
(d)    Exhibits
See the Exhibit Index below.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: May 26, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Corrected Bernstein's Strategic Decisions Conference Presentation dated May 27, 2015